Exhibit 10.2

DENTONS

CGA/04 7826.00001/48870716.05

Debenture

Dated16 August 2017

Evolving Systems Holdings Limited

(the Company}

The companies listed in Schedule 1

(together with the Company, the Original Chargors}

East West Bank

(the Lender}

Dentons UKMEA LLP
One Root Place
London EC4M 7WS
United Kingdom

DX242

Debenture

Dated 16 August 2017

Between

(1)                                 Evolving Systems Holdings Limited, a company incorporated under the laws of England and Wales with registered number 05272751 having its registered office at 2nd Floor, 31 Chertsey Street, Guildford, Surrey, GU1 4HD  (the Company);

(2)                                 The companies listed in Schedule 1 (Original Chargors) (together with the Company, the Original Chargors); and

(3)                                 East West Bank (the Lender).

Recitals

A.                                    The Lender has agreed to make credit facilities available on the terms of the Facility Agreement.

B.                                    The Chargors have agreed to provide Security to the Lender to secure the payment and discharge of the Secured Liabilities.

This deed witnesses

1                                         Definitions and interpretation

1.1                             Definitions

Words and expressions defined in the Facility Agreement shall have the same meanings in this Debenture unless they are expressly defined in it and, in addition, in this Debenture:

Act means the Law of Property Act 1925. Account means a Current Account.

Account Bank means, in respect of each Account, the bank or other financial institution at which that Account is held.

Assigned Agreements means the Acquisition  Documents.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Chargor means each Original Chargor and each company which grants Security over its assets in favour of the Lender by executing a Security Accession Deed in accordance with Clause 21 (Additional Chargors).

Current Account means:

(a)                                 each account of a Chargor set out in Schedule 7 (Cu”ent Accounts); and

(b)                                 any other account which a Charger holds with any bank or financial institution from time to time.

Default Rate means the rate of interest specified in, and calculated in accordance with, clause 8.3 (Default interest) of the Facility Agreement.

Derivative Contract means any master agreement, schedule, transaction, confirmation, novation or other instrument entered into by a Charger and a counterparty from time to time in connection with protection against or benefit from fluctuation in any rate or price.

Distribution Rights means all dividends, interest and other distributions paid or payable on or in respect of any Investments or Shares and any right to receive them.

Equipment means, in relation to a Charger, all its fixed and moveable plant, machinery, tools, vehicles, computers and office and other equipment and the benefit of all related Authorisations, agreements and warranties.

Facility Agreement means the facility agreement dated on or about the date of this Debenture between, among others, Evolving Systems Holdings Limited as borrower, the Chargors and the Lender (as defined in that agreement).

Insurance means, in relation to a Charger, each contract or policy of insurance to which that Charger is a party or in which it has an interest.

Intellectual Property means:

(a)                                 any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each Group Company (which may now or in the future subsist).

lntra·Group Loan means a loan made by a Charger to another Group Company. Investments means all or any stocks, shares (other than any Shares), bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments (as defined in the Regulations).

Land has the same meaning as it has in section 205(1) of the Act.

Receiver means a receiver appointed pursuant to this Debenture or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the Lender is permitted by law to appoint an administrative receiver, includes an administrative receiver.

Regulations means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) or equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements, and Regulation means any of them.

Secured Liabilities means the liabilities of the Obligors to the Lender under or pursuant to the Finance Documents.

Security means a mortgage, charge, pledge, lien, assignment by way of security, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or other security interest securing any obligation of any person or any other agreement or arrangement in any jurisdiction having a similar effect.

Security Accession Deed means a deed executed by a Group Company substantially in the form set out in Schedule 10 (Form of Security Accession Deed), with those amendments which the lender may approve or reasonably require.

Security Assets means, in relation to a Chargor, all of its assets which are the subject of any Security created or to be created by this Debenture.

Security Period means the period starting on the date of this Debenture and ending on the date on which the lender is satisfied that:

(a)                                 all of the Secured liabilities are irrevocably discharged in full; and

(b)                                 it does not have any commitment or liability to provide financial accommodation to any of the Obligors under the Finance Documents.

Shares means all shares held by a Chargor in its Subsidiaries.

Trade Mark means each United Kingdom registered trade mark owned now or in the future by a Chargor (including those registered trade marks described in Part 1 of Schedule 9 (Trade Marks)).

Trade Mark Application means each application for the United Kingdom registration of a trade mark which has been made at the date of this Debenture, or which may be made in the future by a Chargor (including those applications  described in Part 2 of Schedule 9 (Trade Marks)).

Trade Mark Chargor means a Chargor that owns Trade Mark Property.

Trade Mark Property means:

(a)                                 all Trade Marks;

(b)                                 all Trade Mark Applications;

(c)                                  any goodwill of a Chargor’s business to which any Trade Mark or Trade Mark Application relates; and

(d)                                 any other right which may arise from, relate to, or be associated with any Trade Mark or Trade Mark Application or, in either case, its use in a Chargor’s business.

1.2                               Construction

1.2.1                     The principles of construction set out in clause 1.2 (Construction) of the Facility Agreement shall apply to this Debenture, insofar as they are relevant to it and subject to any necessary changes, as they apply to the Facility Agreement.

1.2.2                     Unless a contrary intention appears, any reference in this Debenture to:

(a)                                 this Debenture is a reference to this Debenture as amended, varied, novated, supplemented and replaced from time to time;

(b)                                 a Chargor or the Lender includes any one or more of its assigns, transferees and successors in title (in the case of a Charger, so far as any such is permitted); and

(c)                                  the Lender (except for the references in Clause 17 (Power of attorney)), includes its duly appointed nominees, attorneys, correspondents, trustees, advisers, agents, delegates and sub-delegates.

1.2.3                     The liabilities of the Chargors under this Debenture are joint and several.

1.3                               Third party rights

1.3.1                     Unless expressly provided to the contrary in this Debenture, a person who is not a party to this Debenture has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Debenture.

1.3.2                     The parties to this Debenture may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Debenture without the consent of any person that is not a party (without prejudice to the terms of the other Finance Documents).

1.3.3                     The Lender or any person described in Clauses 12 (Protection of purchasers) or Clause 13 (Protection of the Lender) may, subject to this Clause 1.3(Third party rights) and the Third Parties Act, rely on any Clause of this Debenture which expressly confers rights on it.

1.4                               Effect as a deed

This Debenture shall take effect as a deed even if it is signed under hand on behalf of the Lender.

1.5                               Law of Property (Miscellaneous Provisions) Act 1989

The terms of the other Finance Documents and of any side letters between any parties in relation to any Finance Document are incorporated in this Debenture to the extent required to ensure that any purported disposition of an interest in Land contained in this Debenture is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

2                                         Covenant to pay

The Chargors covenant with the Lender that they will on demand pay and discharge the Secured Liabilities when due.

3                                         Creation of Security

3.1                               Land

Each Charger charges:

(a)                                 by way of legal mortgage its interest in the Land referred to opposite its name in Schedule 2 (Land charged by way of legal mortgage); and

(b)                                 by way of fixed charge any right, title or interest which it has now or may subsequently acquire to or in any other Land.

3.2                               Shares

Each Chargor mortgages or (if or to the extent that this Debenture does not take effect as a mortgage) charges by way of fixed charge:

(a)                                 all Shares: and

(b)                                 all related Distribution Rights.

3.3                               Investments

Each Chargor mortgages or (if and to the extent that this Debenture does not take effect as a mortgage) charges by way of fixed charge:

(a)                                 all Investments: and

(b)                                 all related Distribution Rights, including those held for it by any nominee.

3.4                               Equipment

Each Chargor charges by way of fixed charge all Equipment in so far as it is not charged by way of legal mortgage under Clause 3.1 (Land).

3.5                               Controlled Debts

Each Chargor charges by way of fixed charge:

(a)                                 its Controlled Debts; and

(b)                                 all benefits, rights and Security held in respect of, or to secure the payment of, the Controlled Debts.

3.6                               Intellectual Property

Each Chargor charges by way of fixed charge all its Intellectual Property, including, where a Chargor is a Trade Mark Chargor:

(a)                                 the Trade Mark Property which belongs to it now or at any time during the Security Period; and

(b)                                 all fees, royalties and other rights of every kind deriving from the Trade Mark Property.

3.7                               Goodwill

Each Charger charges by way of fixed charge its goodwill.

3.8                               Uncalled capital

Each Chargor charges by way of fixed charge its uncalled capital.

3.9                               Authorisations

Each Chargor charges by way of fixed charge the benefit of all Authorisations it holds in relation to any Security Asset.

3.10                        Derivative Contracts

Each Chargor charges by way of fixed charge its right to receive all moneys payable under any Derivative Contract.

3.11                        Assigned Agreements

3.11.1              Each Charger assigns absolutely all its rights and interests under the Assigned Agreements to which it is party and each Intra-Group Loan.

3.11.2              Until an Event of Default occurs, but subject to Clause 7.5 (Assigned Agreements and Insurances), the relevant Charger may continue to deal with the counterparties to the relevant Assigned Agreements and Intra-Group Loans.

3.12                        Insurances

3.12.1              Each Charger assigns absolutely all its rights and interests in the Insurances.

3.12.2              Until an Event of Default occurs. but subject to Clause 7.5 (Assigned Agreements, Derivative Contracts and Insurances), the Chargors may continue to deal with the counterparties to the Insurances.

3.13                        Contractual rights

Each Chargor charges by way of fixed charge all its rights under all deeds and agreements to which it is a party other than:

(a)                                 the Assigned Agreements and Insurances which are effectively assigned by Clauses 3.11 (Assigned Agreements) or 3.12 (Insurances); and

(b)                                 the Derivative Contracts.

3.14                        Other assets

3.14.1              Each Chargor charges by way of floating charge all its present and future business, undertaking and assets which are not effectively mortgaged, charged by way of fixed charge or assigned under this Clause 3.

3.14.2              Paragraph 14 of Schedule 81 to the Insolvency Act 1986 shall apply to any floating charge created by this Debenture.

3.15                        Trust

3.15.1              Subject to Clause 3.15.2, if or to the extent that for any reason the assignment or charging of any Security Asset is ineffective because of a prohibition on that assignment or charging, the relevant Chargor holds it on trust for the Lender.

3.15.2              If the reason referred to in Clause 3.15.1 is that:

(a)                                 a consent or waiver must be obtained: or

(b)                                 a condition must be satisfied,

then:

(i)                                     subject to Clause 3.15.3, the relevant Charger shall apply for the consent or waiver: and

(ii)                                  that Charger shall use all reasonable endeavours to satisfy the condition,

in each case as soon as possible or, if the Security Asset is acquired after the date of this Debenture, as soon as possible following the date of acquisition.

3.15.3              Where the consent or waiver is not to be unreasonably withheld, the relevant Charger shall:

(a)                                 use all reasonable endeavours to obtain it as soon as possible: and

(b)                                 keep the Lender informed of the progress of the negotiations to obtain it.

3.15.4              On the waiver or consent being obtained, or the condition being satisfied, the Security Asset shall be mortgaged, charged or assigned (as appropriate) under this Clause 3 and, in relation to such Security Asset, the trust referred to in Clause 3.15.1 shall terminate.

4                                         Nature of Security created

4.1                               General

The Security created under this Debenture is created:

(a)                                 as a continuing security to secure the payment and discharge of the Secured Liabilities;

(b)                                 (except in the case of assets which are the subject of a legal mortgage under this Debenture) over all present and future assets of the kind described which are owned by the relevant Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

(c)                                  in favour of the Lender; and

(d)                                 with full title guarantee.

4.2                               Security over Derivative Contracts

The Security created under this Debenture over any Derivative Contract shall apply net of any set-off or combination of amounts owed under, and in accordance with the terms of, that Derivative Contract.

5                                         Conversion of floating charge

5.1                               Conversion on notice

Subject to Clause 5.2 (Limitation). the Lender may by notice to a Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Debenture into a fixed charge in respect of any Security Asset specified in that notice if:

(a)                                 an Event of Default is continuing; or

(b)                                 the Lender considers that Security Asset to be in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other process or otherwise to be in jeopardy.

5.2                               Limitation

Clause 5.1 (Conversion on notice) shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

5.3                               Automatic conversion

The floating charge created by a Chargor under this Debenture will convert automatically into fixed charges:

(a)                                 if the Lender receives notice of an intention to appoint an administrator of that Chargor;

(b)                                 if any steps are taken, (including the presentation of a petition, the passing of a resolution or the making of an application) to appoint a liquidator, provisional liquidator, administrator or Receiver in respect of that Chargor over all or any part of its assets, or if such person is appointed;

(c)                                  if that Chargor creates or attempts to create Security over all or any of the Security Assets, other than Permitted Security;

(d)                                 on the crystallisation of any other floating charge over the Security Assets;

(e)                                  if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other process, or attempts to do so; and

(f)                                   in any other circumstances prescribed by law.

6                                         Representations and warranties

6.1                               General

The Lender has entered into this Debenture in reliance on the representations of each Chargor set out in this Clause 6, and each Chargor or, in the case of Clause 6.5 (Trade Marks) each Trade Mark Charger, warrants to the Lender on the date of this Debenture, as set out in this Clause 6.

6.2                               Land

All Land beneficially owned by it as at the date of this Debenture is described opposite its name in Schedule 2 (Land charged by way of legal mortgage).

6.3                               Shares

6.3.1                     All Shares beneficially owned by it as at the date of this Debenture are described opposite its name  in Schedule 3 (Shares).

6.3.2                     All of the Shares and, to the extent applicable, all Investments are fully paid.

6.4                               Accounts

As at the date of this Debenture, no Chargor holds any account with a bank or financial institution other than the Current Accounts set out in Schedule 7.

6.5                               Trade Marks

6.5.1                     It is the legal, beneficial and registered proprietor of each Trade Mark described opposite its name in Part 1 of Schedule 9 (Trade Marks).

6.5.2                     It is not aware of any reason why any Trade Mark may for any reason be invalid or incapable of being the subject of the Security created by this Debenture.

6.5.3                     It is the applicant for each Trade Mark Application described opposite its name in Part 2 of Schedule 9 (Trade Marks).

6.5.4                     It is not aware of any reason why its entitlement to make any Trade Mark Application should be challenged.

6.5.5                     To the best of its knowledge, there is no reason why any Trade Mark Application will not proceed to registration.

6.5.6                     It is not aware of any conduct, action or lack of action which will or may have the effect of prejudicing the validity of any Trade Mark Property or adversely affecting its value.

6.5.7                     Other than as disclosed in writing to the Lender on or before the date of this Debenture:

(a)                                 it is not restricted in any material way in its use or exercise of any Trade Mark Property; and

(b)                                 to the best of its knowledge, information and belief (having made all reasonable enquiries), there are no licences, agreements (whether registered user agreements or otherwise) or Security (other than in favour of the Lender) which relate to or affect any Trade Mark Property or the Security created by this Debenture.

6.5.8                     It is not aware of any claim from any third party relating to ownership of any Trade Mark or Trade Mark Application, or of any claim that any Trade Mark or Trade Mark Application infringes any trade mark (whether registered or unregistered) or any other Intellectual Property of any third party.

6.6                               Insurances

6.6.1                     It is the legal and beneficial owner of each Insurance to which it is a party.

6.6.2                     All premiums and other moneys payable in respect of each Insurance have been duly and promptly paid in full.

6.6.3                     Each Insurance is in full force and effect.

6.6.4                     It has not has made any false declaration or mis-statement In support of obtaining any Insurance

6.6.5                     It has disclosed to the insurers of each Insurance all material facts.

6.7                               Repetition

The representations and warranties set out in this Clause 6 shall survive the execution of this Debenture and (other than the representation and warranty in Clause 6.4 (Accounts)) are deemed to be repeated by reference to the facts and circumstances then existing on each date on which the Repeating Representations are deemed to be repeated.

7                                         Positive covenants

The covenants in this Clause 7 remain in force from the date of this Debenture until the expiry of the Security Period.

7.1                               Preservation of the Security Assets

Each Charger shall:

(a)                                 keep all Land, all Equipment and all other tangible assets which form part of the Security Assets in the same or better condition as that in which it Is on the date of this Debenture and permit the Lender free access at all reasonable times and on reasonable notice to view their state and condition;

(b)                                 preserve, maintain and renew as and when necessary all Intellectual Property which form part of the Security Assets;

(c)                                  observe and perform all covenants, undertakings, laws and regulations from time to time affecting any Security Asset or the use or enjoyment of it;

(d)                                 pay all Tax, rents, rates, duties, fees, charges, assessments, impositions, calls, instalments and outgoings which are properly payable at any time during the Security

Period In respect of any Security Asset or by the owner or occupier of it (and if it fails to pay that amount when due, the Lender may pay it};

(e)                                  notify the Lender of any action commenced by a third party to seize, attach, charge, take possession of or sell any Security Asset which (to the best of its knowledge and belief} has been started or threatened; and

(f)                                   at its own cost, defend any proceedings (including proceedings to seize, attach, charge, take possession of or sell} brought by a third party relating to any Security Asset.

7.2                               Land

7.2.1                     Each Charger shall promptly notify the Lender in writing if it:

(a)                                 intends to acquire any estate or interest in Land; or

(b)                                 acquires any estate or interest in Land.

7.2.2                     Each Charger shall remedy any material defect or want of repair promptly after service by the Lender of notice of the defect or want of repair.

7.2.3                     Each Charger shall give immediate notice in writing to the Lender if:

(a)                                 it receives any notice under section 146 of the Act; or

(b)                                 any proceedings are commenced against it for the forfeiture of any lease of any Land.

7.2.4                     If a Charger acquires any freehold or leasehold property after the date of this Debenture it shall:

(a)                                 immediately on request by the Lender and at the cost of that Charger, execute and deliver to the Lender a legal mortgage in favour of the Lender of that property in any form which the Lender may require;

(b)                                 if the title to that freehold or leasehold property is registered at the Land Registry or required to be so registered, apply to the Land Registry for registration of this Security; and

(c)                                  if applicable, ensure that the provisions of Clause 16.1 (Application to Land Registrar) are complied with in relation to that legal mortgage.

7.2.5                     If the consent of the landlord in whom the reversion of a lease is vested Is required for a Charger to execute a legal mortgage over it, that Charger shall:

(a)                                 not be required to perform that obligation unless and until it has obtained the landlord’s consent; and

(b)                                 use its reasonable endeavours to obtain the landlord’s consent.

7.2.6                     Each Charger shall:

(a)                                 perform all its obligations under any law or regulation In any way related to or affecting its Land, except to the extent that non-performance of those obligations would not materially adversely affect the value or marketability of any of its Land; and

(b)                                 must, within 14 days after receipt by it of any material application, requirement, order or notice served or given by any public or local or any other authority with respect to its Land (or any part of it):

(i)                                     deliver a copy to the Lender; and

(ii)                                  inform the Lender of the steps taken or proposed to be taken to comply with the relevant requirements.

7.2.7                     Following an Event of Default or, in respect of any Land acquired after the date of this Debenture, upon the request of the Lender, each Charger shall:

(a)                                 grant the Lender or its lawyers on request all facilities within the power of that Charger to enable the Lender or its lawyers (at the expense of that Charger) to:

(i)                                     carry out investigations of title to the Land; and

(ii)                                  make such enquiries in relation to any part of the Land as a prudent mortgagee might carry out: and

(b)                                 if reasonably required by the Lender, provide it with a report on title of that Charger to the Land concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of that nature.

7.3                               Accounts

7.3.1                     If any Charger opens or otherwise acquires any Account after the date of this Debenture, it shall notify the Lender immediately.

7.3.2                     After executing this Debenture (or in the case of any Account opened after the date of this Debenture, after the date on which that Account is opened), each Charger shall:

(a)                                 in respect of each of its Current Accounts (if any) for which the Account Bank is not the Lender, promptly give notice to the Account Bank in the form set out in Part 1 of Schedule 8 (Forms of letter to and from Account Bank) and deliver to the Lender a certified copy of that notice; and

(b)                                 use all reasonable endeavours to ensure that the Account Bank acknowledges each notice served on it pursuant to paragraphs (a) of Clause 7.3.2 in the form set out in Part 2 of Schedule 8 (Forms of Letter to and from Account Bank) or other form approved by the Lender.

7.3.3                     Subject to the Facility Agreement, each Chargor may receive, withdraw or transfer any credit balance on any Current Account unless the Lender notifies it to the contrary at any time when an Event of Default has occurred which is continuing.

7.3.4                     In addition to any rights of the Agent or the Lender under the Facility Agreement, at any time after an Event of Default has occurred which is continuing, the Lender may:

(a)                                 apply any amount standing to the credit of any Current Account or any amount it receives in respect of any such Account towards any amounts due and payable under the Finance Documents; and

(b)                                 may notify the Account Bank at which any Current Account is held that the Chargors’ rights (or any of them) under Clause 7.3.3 cease to apply.

7.4                               Shares and Investments

7.4.1                     If any Chargor forms or acquires any Subsidiary after the date of this Debenture, it shall notify the Lender immediately.

7.4.2                     Each Chargor shall (in the case of the Shares specified in Schedule 3 (Shares) and its Investments as at the date of this Debenture) immediately after entering into this Debenture or (in the case of any other Shares and Investments) on such later date on which any Shares or Investments are issued to or otherwise acquired by that Chargor, deposit with the Lender, in respect of or in connection with its Shares and Investments:

(a)                                 all stock and share certificates and documents of or evidencing title;

(b)                                 signed undated transfers, completed in blank; and

(c)                                  any other documents which the Lender may from time to time require for perfecting its title, or the title of any purchaser,

all of which will be held by the Lender at the expense and risk of the relevant Chargor.

7.4.3                     Each Chargor shall:

(a)                                 promptly following receipt, forward to the Lender copies of all notices, documents and other communications received in connection with the Shares and Investments;

(b)                                 promptly copy to the Lender, and comply with, all requests for information which is within its knowledge and which are made under section 793 of the Companies Act 2006 or any similar provision contained in any articles of association or other constitutional document relating to any of its Shares and Investments; and

(c)                                  comply with all other conditions and obligations assumed by it in respect of any of the Shares and Investments where failure to so comply would adversely affect the interests of the Lender.

7.5                               Assigned Agreements, Derivative Contracts and Insurances

7.5.1                     Each Chargor shall:

(a)                                 perform all its obligations under the Assigned Agreements, Derivative Contracts and Insurances in a diligent and timely manner.

(b)                                 promptly after the execution of this Debenture, or (as the case may be} promptly after the execution of any Assigned Agreement, Derivative Contract or Insurance entered into after the date of this Debenture, give notice to the other parties to the Assigned Agreements, Derivative Contracts and Insurances:

(i)                                     in the case of Assigned Agreements substantially in the form set out in Schedule 4 (Form of notice for Assigned Agreements); and

(ii)                                  in the case of Insurances, substantially in the form set out in Schedule 5 (Form of notice for Insurances); and

(iii)                               in the case of Derivative Contracts, substantially in the form set out in Schedule 6 (Form of notice for Derivative Contracts),

and deliver to the Lender a copy of each notice; and

(c)                                  use all reasonable endeavours to procure that each party served with a notice under paragraph (b) above countersigns and retums it to the Lender within 14 days of the execution of this Debenture or in the case of Assigned Agreements, Derivative Contracts and Insurances entered into after the date of this Debenture, within 14 days of the date of the execution of the Assigned Agreement, Derivative Contract or Insurance.

7.5.2                     Subject to the terms of the Facility Agreement (including any obligations in it relating to the application of proceeds), while no Event of Default is continuing, the relevant Charger may exercise all its rights in respect of the Assigned Agreements, the Derivative Contracts and the Insurances (in each case to which it is a party) including receiving and exercising all rights relating to proceeds of those Assigned Agreements, Derivative Contracts and Insurances.

7.5.3                     Each Charger which is the borrower of an Intra-Group Loan acknowledges receipt of notice of assignment under Clause 3.11 (Assigned Agreements) of the relevant Intra-Group Loan Agreement.

7.6                               Trade Marks

Each Trade Mark Charger shall at all times during the Security Period promptly notify the Lender if it receives notification, or otherwise becomes aware, of:

(a)                                 any actual, alleged, threatened or suspected infringement of any Trade Mark;

(b)                                 any actual, alleged, threatened or suspected infringement of any third party’s trade marks or other intellectual or other rights arising from the use of any Trade Mark; or

(c)                                  any actual, threatened or suspected cancellation or other legal action in respect of any Trade Mark.

7.7                               Payments without deduction

Each Charger covenants with the Lender that all payments to be made by it under this Debenture shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

8                                         Negative covenants

The covenants in this Clause 8 remain in force from the date of this Debenture until the expiry of the Security Period.

8.1                               Disposals

No Charger shall enter Into a single transaction or a series of transactions (whether related or not), whether voluntary or involuntary and whether at the same time or over a period of time, to sell, lease, transfer, loan, nor otherwise dispose of any Security Asset, nor enter into an agreement to make any such disposal other than a Permitted Disposal.

8.2                               Negative pledge

No Charger shall create or permit to subsist any Security over any Security Asset except for Permitted Security.

8.3                               Preservation of the Security Assets

No Charger shall, without the prior written consent of the Lender:

(a)                                 enter into any onerous obligation or restriction affecting any Security Asset; or

(b)                                 in relation to any Land forming part of the Security Assets:

(i)                                     part with possession of it, confer on any other person any right or licence to occupy it or grant any licence to assign, sub-let or create any Security over it;

(ii)                                  exercise any of the powers conferred by sections 99 and 100 of the Act of leasing, letting, entering into agreements for leases or lettings or accepting or agreeing to accept surrenders of leases:

(iii)                               vary, assign or otherwise dispose of or allow to be forfeited any leasehold interest:

(iv)                              agree any rent review;

(v)                                 make any structural or material alteration, or do or allow anything to be done which falls within the definition of development in section 55 of the Town and Country Planning Act 1990;

(vi)                              allow any person other than itself to be registered under the Land Registration Act 2002 as proprietor, or create or permit to arise any interest which overrides under the Land Registration Act 2002 (and each Chargor shall reimburse the Lender for its reasonable costs of lodging (aa) a caution against first registration of the tiUe to that Land or (bb) if that Land is unregistered, a land charge):

(vii)                           make an application, consent to or acquiesce in the application by any third party, to the Land Registry to enter any matter on the register of tiUe; or

(c)                                  in relation to any uncalled capital of any Chargor, call it up or receive it in advance of calls unless the Lender otherwise directs, nor apply it, when paid, otherwise than in payment of the Secured Liabilities or as the Lender otherwise directs; or

(d)                                 take any Security in connection with its liability under this Debenture from any guarantor of, or provider of Security for, any of the Secured Liabilities.

8.4                               Assigned Agreements, Derivative Contracts and Insurances

No Chargor shall, without the prior written consent of the Lender:

(a)                                 make or agree to make any amendments to;

(b)                                 waive any of its rights under: or

(c)                                  exercise any right to terminate,

any of the Assigned Agreements, Derivative Contracts or the Insurances.

8.5                               Trade Marks

No Trade Mark Chargor shall:

(a)                                 permit any Trade Mark to lapse for non-payment of any renewal or other fee necessary to maintain its registration and validity or allow any thing to be done or left undone the effect of which will, or may be to, imperil or prejudice any Trade Mark, its registration, subsistence, validity, reputation or integrity;

(b)                                 permit any Trade Mark to fall into disuse or to be used in such a way that they are put at risk by becoming generic or by being identified as disreputable in any way;

(c)                                  without the prior written consent of the Lender, assign, licence, sub-licence, sever, dispose of or otherwise part with control of a Trade Mark or Trade Mark Application;

(d)                                 change the specification of any Trade Mark or permit any disclaimer, condition, restriction or memorandum to be entered on the Register of Trade Marks the effect of which will or may be to detrimentally affect the value of any Trade Mark;

(e)                                  fail to continue to prosecute any Trade Mark Application to registration or fail to take any steps necessary to ensure so far as possible that any Trade Mark Application is accepted for registration by the Trade Mark Registry; or

(f)                                   do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Lender of any Trade Mark Property and/or the Security over any Trade Mark Property created by Clause 3.6 (Intellectual Property).

9                                         Voting and other rights

9.1                               Before demand by the Lender

Until such time as the Lender makes a demand under Clause 9.2, each Charger may exercise any of its voting and other rights and powers aHached to the Shares and Investments but shall not do so in a manner which may:

(a)                                 have the effect of changing the terms of issue of any of the Shares or Investments (or any class of them) or any of the Distribution Rights relating to them;

(b)                                 impair the value of any of the Shares or Investments;

(c)                                  prejudice the security created by this Debenture; or

(d)                                 otherwise prejudice the interests of the Lender under the Finance Documents.

9.2                               After demand by the Lender

After the Lender so demands following the occurrence of an Event of Default, each Charger shall:

(a)                                 promptly pay over to the Lender all moneys arising from the Distribution Rights relating to the Shares and Investments which it may receive; and

(b)                                 exercise all voting and other rights and powers aHached to the Shares and Investments in any manner which the Lender may direct.

9.3                               Completion of transfers

At any time following the occurrence of a Default which is continuing the Lender may, without notice to any Charger:

(a)                                 complete and date any of the transfers and other documents referred to in paragraphs (b) and (c) of Clause 7.4.2; and

(b)                                 transfer all or any of the Shares or Investments to itself.

10           Enforcement

10.1                        When Security becomes enforceable

The Security created by a Chargor under this Debenture shall become enforceable:

(a)                                 on the occurrence of an Event of Default; or

(b)                                 if any Chargor so requests.

10.2                        Powers on enforcement

At any time after the Security created by a Chargor under this Debenture has become enforceable, the Lender may (without prejudice to any other of its rights and remedies and without notice to that Chargor) do all or any of the following:

(a)                                 sell or otherwise dispose of the Security Assets, and exercise all the other powers and rights conferred on mortgagees by the Act, as varied and extended by this Debenture, without the restrictions contained in sections 103 or 109(1) of the Act;

(b)                                 exercise the power of leasing, letting, entering into agreements for leases or lettings or accepting or agreeing to accept surrenders of leases in relation to any Security Asset, without the restrictions imposed by sections 99 and 100 of the Act;

(c)                                  to the extent that any Security Asset constitutes Financial Collateral, as defined in the Regulations, appropriate it and transfer the title in and to it to the Lender insofar as not already transferred, subject to paragraphs (1) and (2) of Regulation 18;

(d)                                 subject to Clause 11.1.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets; and

(e)                                  appoint an administrator of any Chargor.

10.3                        Disposal of the Security Assets

In exercising the powers referred to in paragraph (a) of Clause 10.2 (Powers on enforcement), the Lender or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it.

10.4                        Application of moneys

10.4.1              The Lender shall apply any moneys received or recovered by it pursuant to this Debenture in accordance with the Facility Agreement.

10.4.2              Any Receiver shall apply any moneys received or recovered by it pursuant to this Debenture:

(a)                                 first, in or towards the pro rata payment of or provision for any sums owing to the Lender, any Receiver or any Delegate; and

(b)                                 secondly, to the Lender for application in accordance with Clause 10.4.1,

and section 109(8) of the Act shall not apply.

10.4.3              Clauses 10.4.1 and 10.4.2 will override any appropriation made by a Chargor.

11                                  Appointment and powers of Receivers

11.1                        Method of appointment and removal

11.1.1              The Lender may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

11.1.2              Every appointment or removal of a Receiver, of any delegate or of any other person by the Lender pursuant to this Debenture may be made in writing under the hand of any officer or manager of the Lender (subject to any requirement for a court order in the removal of an administrative receiver).

11.2                        Powers of Receiver

Every Receiver shall have all the powers:

(a)                                 of the Lender under this Debenture;

(b)                                 conferred by the Act on mortgagees in possession and on receivers appointed under the Act;

(c)                                  which are specified in Schedule 1 of the Insolvency Act 1986 in relation to, and to the extent applicable to, the Security Assets or any of them (whether or not the Receiver is an administrative receiver within the meaning of that Act); and

(d)                                 in relation to any Security Asset, which he would have if he were its only absolute owner.

11.3                        Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually an the powers and discretions conferred on Receivers by this Debenture.

11.4                        Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

11.5                        Receiver’s remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Lender, and the maximum rate specified in section 109(6) of the Act shall not apply.

12                                  Protection of purchasers

No purchaser or other person dealing with the Lender or any Receiver shall be bound or concerned:

(a)                                 to see or enquire whether the right of the Lender or any Receiver to exercise any of the powers conferred by this Debenture has arisen or not;

(b)                                 with the propriety of the exercise or purported exercise of those powers; or

(c)                                  with the application of any moneys paid to the Lender, to any Receiver or to any other person.

13                                  Protection of the Lender

13.1                        Exclusion of liability

The Lender or any of its respective officers or employees shall have any responsibility or liability:

(a)                                 for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

(b)                                 to account as mortgagee in possession or for any loss upon realisation of any Security Asset;

(c)                                  for any loss resulting from any fluctuation in exchange rates in connection with any purchase of currencies under Clause 18 (Cu”ency); or

(d)                                 for the loss or destruction of, or damage to, any of the Security Assets, or to any documents of or evidencing title to them, which are in the possession or held to the order of any such person (and which will be held by such persons at the expense and risk of the Chargors);

(e)                                  for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence or wilful misconduct on the part of that person.

13.2                        General Indemnity

13.2.1              Each Charger shall indemnify the Lender, and its respective officers and employees against all actions, proceedings, demands, claims, costs, expenses, and other liabilities incurred by them in respect of all or any of the following:

(a)                                 any act or omission by any of them in relation to all or any of the Security Assets;

(b)                                 any payment relating to or in respect of all or any of the Security Assets which becomes payable at any time by any of them;

(c)                                  any stamp, registration or similar Tax or duty which becomes payable in connection with the entry into, or the performance or enforcement of, this Debenture;

(d)                                 carrying out or purporting to carry out any of the rights, powers and discretions conferred on them by or permitted under this Debenture; and

(e)                                  any breach by that Chargor of any of its covenants or other obligations to the Lender, except in the case of gross negligence or wilful misconduct on the part of that person.

13.2.2              Each Chargor shall pay interest at the Default Rate on the sums payable under this Clause from the date on which the liability was incurred to the date of actual payment (both before and after judgment).

13.3                        Indemnity out of the Security Assets

The Lender and its respective officers and employees shall be entitled to be indemnified out of the Security Assets in respect of the actions, proceedings, demands, claims, costs, expenses and liabilities referred to in Clause 13.2 (General indemnity).

14                                  Preservation of Security

14.1                        Reinstatement

If any payment by a Chargor or discharge given by the Lender (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, administration or any similar event:

(a)                                 the liabilities of that Chargor and the Security created by that Chargor under this Debenture shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                 the Lender shall be entitled to recover the value or amount of that Security or payment from that Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

14.2                        Waiver of defences

Neither the Security created by this Debenture nor the obligations of any Chargor under this Debenture will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice that Security or any of those obligations (whether or not known to that Chargor or the Lender) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any Obligor or any other person under the terms of any composition or arrangement with any person;

(c)                                  the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over, assets of any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                  any amendment (however fundamental), replacement, variation, novation, assignment or the avoidance or termination of a Finance Document or any other document or Security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Finance Document or any other document; or

(g)                                  any insolvency, liquidation, administration or similar procedure.

14.3                        Chargor Intent

Without prejudice to the generality of Clause 14.2 (Waiver of defences), each Chargor expressly confirms that it intends that the Security created by this Debenture shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)                                 acquisitions of any nature;

(b)                                 increasing working capital;

(c)                                  enabling investor distributions to be made;

(d)                                 carrying out restructurings;

(e)                                  refinancing existing facilities;

(f)                                   refinancing any other indebtedness;

(g)                                  making facilities available to new borrowers;

(h)                                 any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)                                     any fees, costs and/or expenses associated with any of the foregoing.

14.4                        Immediate recourse

Each Chargor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargors under this Debenture.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

14.5                        Appropriations

During the Security Period the Lender may:

(a)                                 refrain from applying or enforcing any moneys, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Liabilities, or, subject to Clause 10.4 (Application of moneys), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Charger shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Charger or on account of the Secured Liabilities.

14.6                        Deferral of Chargors’ rights

During the Security Period and unless the Lender otherwise directs, no Charger shall exercise any rights which it may have by reason of performance by it of its obligations under this Debenture or the enforcement of the Security created by this Debenture:

(a)                                 to receive or claim payment from, or be indemnified by an Obligor;

(b)                                 to claim any contribution from any guarantor of, or provider of Security in respect of, any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under any Finance Document or of any guarantee or Security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)                                 to exercise any right of set-off against any Obligor; and/or

(e)                                  to claim or prove as a creditor of any Obligor in competition with the Lender.

14.7                        Additional Security

This Debenture is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security now or in the future held by or available to any Lender.

14.8                        New accounts

If the Lender receives notice (actual or otherwise) of any subsequent Security over or affecting all or any of the Security Assets it may open a new account or accounts with each Borrower and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security, and as from that time all payments made by a Borrower to the Lender:

(a)                                 shall be credited or be treated as having been credited to the new account of that Borrower; and

(b)                                 shall not operate to reduce the Secured Liabilities at the time when the Lender received or was deemed to have received such notice.

15                                  Tacking

For the purposes of section 94(1) of the Act and section 49(3) of the Land Registration Act 2002 the Lender confirms it shall make further advances to the Borrower on the terms and subject to the conditions of the Finance Documents.

16                                  Further assurance

16.1                        Registration at Companies House

Each Chargor consents to the registration of this Debenture at Companies House pursuant to Part 25 of the Companies Act 2006.

16.2                        Application to Land Registrar

Each Chargor consents to the registration against the registered titles specified opposite its name in Schedule 2 (Land charged by way of legal mortgage) of:

(a)                                 a restriction in the following terms:

“No disposition of the registered estate by the proprietor of the registered estate [or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction] is to be registered without a written consent signed by the proprietor for the time being of the charge dated **               [date of Debenture] in favour of **         Pnsert name of Lender] referred to in the charges register or their conveyancer. (Form Pt; and

(b)                                 a notice that the Lenders are under an obligation to make further advances on the terms and subject to the conditions of the Finance Documents.

16.3                        Further action

Each Chargor shall, at its own expense, promptly take any action and sign or execute any further documents which the Lender may require in order to:

(a)                                 give effect to the requirements of this Debenture;

(b)                                 protect, preserve and perfect the Security intended to be created by or pursuant to this Debenture;

(c)                                  protect and preserve the ranking of the Security intended to be created by or pursuant to this Debenture with any other Security over any assets of any Chargor; or

(d)                                 facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Lender, any Receiver or any administrator in connection with all or any of the Security Assets, and any such document may disapply section 93 of the Act.

16.4                        Deposit of documents

Each Chargor covenants that, on the date of this Debenture and at all times during the Security Period as soon as it receives them (and in any event as soon as the Lender so requests), it shall deposit with the Lender, in respect of or in connection with the Security Assets:

(a)                                 all deeds, certificates and other documents of or evidencing title; and

(b)                                 any other documents which the Lender may from time to time require for perfecting its title, or the title of any purchaser.

16.5                        Registration of Trade Marks

16.5.1              Each Trade Mark Charger shall:

(a)                                 within ten Business Days of the date of this Debenture, apply to the Comptroller- General of Patents, Designs and Trade Marks to register the charge created by Clause 3.6 (Intellectual Property) pursuant to the provisions of section 25 of the Trade Marks Act 1994; and

(b)                                 pay all fees necessary to make the registrations required to be made under paragraph (a) before the latest time provided for payment.

16.5.2              Each Trade Mark Charger acknowledges the right of the Lender, or any duly authorised agent of the Lender, to apply to the Comptroller-General of Patents, Designs and Trade Marks to register the charge created by Clause 3.6 (Intellectual Property) pursuant to the provisions of section 25 of the Trade Marks Act 1994 on or after any failure by the relevant Charger to register the charge pursuant to paragraph (a) of Clause 16.5.1.

16.6                        Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 16.

17                                  Power of attorney

Each Charger irrevocably and by way of security appoints each of:

(a)                                 the Lender;

(b)                                 any delegate or sub-delegate of, or other person nominated in writing by, an officer of the Lender; and

(c)                                  any Receiver,

jointly and severally as its attorney, in its name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default or following the failure by the relevant Charger to comply with a request from the Lender, to take any action and sign or execute any further documents which that Charger is required to take, sign or execute in accordance with this Debenture.  Each Chargor agrees, promptly on the request of the Lender or any Receiver, to ratify and confirm all such actions taken and documents signed or executed.

18                                  Currency

18.1                        The Spot Rate

In this Clause 18, the Spot Rate means, in relation to the Lender, the spot rate of exchange of the Lender for the purchase of any currency with any other currency in the London foreign exchange market.

18.2                        Conversion of moneys received

The Lender may convert any moneys received, recovered or realised in any currency under this Debenture (including the proceeds of any previous conversion under this Clause 18.2)

from its existing currency into any other currency, by purchasing that other currency at the Spot Rate.

19                                  Discharge of Security

Upon the irrevocable and unconditional payment and discharge in full of the Secured Liabilities, the Lender shall, unless any third party has any subrogation or other rights in respect of the Security created by this Debenture at that time, or shall procure that its appointees will, at the request and cost of the Chargors:

(a)                                 release the Security Assets from this Debenture; and

(b)                                 re-assign to the relevant Charger those Security Assets that have been assigned to the Lender under Clause 3 (Creation of Security).

Section 93 of the Act shall not apply to this Debenture.

20                                  Costs and expenses

20.1                        Transaction expenses

The Chargors shall promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Debenture.

20.2                        Amendment costs

If any Charger requests an amendment, waiver, consent or release of or in relation to this Debenture, the Chargors shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

20.3                        Enforcement costs

The Chargors shall, within three Business Days of demand, pay to the Lender or any Receiver or Delegate the amount of all costs and expenses (including legal fees) incurred by the Lender or any Receiver or Delegate in connection with the enforcement of, or the preservation of any rights under, this Debenture or the investigation of any possible Default.

21                                  Additional Chargors

21.1                        Delivery of Security Accession Deed

21.1.1              The Company may request that any Subsidiary (the New Chargor) becomes a Charger.

21.1.2              The New Charger shall become a Charger if:

(a)                                 the Company and the New Charger deliver to the Lender a duly completed and executed Security Accession Deed; and

(b)                                 the Company confirms that no Default is continuing or would occur as a result of the New Charger becoming a Charger.

21.2                        Repetition of representations

Delivery of a Security Accession Deed constitutes confirmation by the New Charger that the Repeating Representations are true and correct to the extent applicable to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

22                                  Notices

22.1                        Communications in writing

Any communication to be made under or in connection with this Debenture shall be made in writing and, unless otherwise stated, must be made by letter.

22.2                        Addresses

22.2.1              The address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Debenture is that identified with its name below or any substitute address, or department or officer as either party may notify to the other by not less than five Business Days’ notice.

22.2.2              The addresses referred to in Clause 22.2.1 are:

(a)                                 The Company:

As set out opposite its name in Schedule 1(Original Chargors).

With copy to:

Evolving Systems Inc.

9777 Pyramid Court, Suite 100

Englewood, CO 80112

Attention: the Directors

(b)                                 The Lender:

East West Bank

Technology & Commercial Banking Group

2350 Mission College Blvd., Suite 988

Santa Clara, CA 95054

Attention: Chris Hetterly

(c)                                  Each Original Charger

As set out opposite its name in Schedule 1 (Original Chargors).

22.3                        Delivery

22.3.1              Any communication or document made or delivered by one person to another under or in connection with this Debenture will only be effective:

(a)                                 when it has been left at the relevant address: or

(b)                                 two Business Days (or, in the case of airmail, five Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid), in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that department or officer.

22.3.2              Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified in Clause 22.2.2 (or any substitute department or officer as the Lender shall specify for this purpose).

22.4                        English language

22.4.1              Any notice given under or in connection with this Debenture must be in English.

22.4.2              All other documents provided under or in connection with this Debenture must be:

(a)                                 in English; or

(b)                                 if not in English, and if so required by the Lender accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23                                  Calculations and certificates

23.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Debenture, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

23.2                        Certificates and determinations

Any certification or determination by the Lender of a rate or amount under this Debenture is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24                                  Partial Invalidity

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25                                  Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Debenture shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

26                                  Amendments and waivers

Any term of this Debenture may be amended or waived only with the written consent of the Chargors and the Lender.

27                                  Counterparts

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

28                                  Governing law and enforcement

28.1                        Governing law

English law governs this Debenture, its interpretation and any non-contractual obligations arising from or connected with it.

28.2                        Jurisdiction

28.2.1              The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture (Including a dispute regarding the existence, validity or termination of this Debenture) (a Dispute).

28.2.2              The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

28.2.3              Notwithstanding Clause 28.2.1, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

Executed as a deed and delivered on the date appearing at the beginning of this Debenture.

Schedule 1 - Original Chargors

	Registered number (or
Name of Chargor	equivalent, if any)	Notice details

Evolving Systems Holdings Limited	05272751	Address:	2nd Floor, 31 Chertsey Street, Guildford, Surrey GU1 4HD

		Attention	Directors

Evolving Systems BLS Limited	10723209	Address:	2nd Floor, 31 Chertsey Street, Guildford, Surrey GU1 4HD

		Attention	Directors

Evolving Systems Limited	02325854	Address:	2nd Floor, 31 Chertsey Street, Guildford, Surrey GU1 4HD

		Attention	Directors

Signatories to Security Accession Deed [do not sign]

New Charger

Executed as a deed by	)
•• [New Chargor]	)
acting by a Director in the presence of	)

Signature of witness:

Name of witness:

Address

The Company

Executed as a deed by	)
Evolving Systems Holdings Limited	)
acting by a Director	)	Richard A. Dinkel
in the presence of:	)

Signature of witness:		Alice M. Ahern

Name of witness:
Alice M. Ahern
Address		9777 Pyramid Ct. Englewood, CO 80112

Lender

Executed for and on behalf of East West Bank

Signatories to Debenture

The Company

Executed as a deed by	)

Evolving Systems Holdings Limited	)	Richard A. Dinkel

acting by a director in the presence of:	)

Signature of Witness:		Alice M. Ahern

Name of witness:		Alice M. Ahern

Address		9777 Pyramid Ct.
Englewood, CO 80112

The Chargors

Executed as a deed by	)
Evolving Systems Holdings Limited	)
acting by a director	)	Richard A. Dinkel
in the presence of:	)

Signature of witness:		Alice M. Ahern

Name of witness:		Alice M. Ahern

Address		9777 Pyramid Ct.
Englewood, CO 80112

Executed as a deed by Evolving Systems BLS Limited acting by a director in the presence of:	Richard A. Dinkel

Signature of witness	Alice M. Ahern

Name of witness:	Alice M. Ahern

Address	9777 Pyramid Ct. Englewood, CO 80112

Executed as a deed by Evolving Systems Limited acting by a director in the presence of:	Richard A. Dinkel

Signature of witness:	Alice M. Ahern

Name of witness:	Alice M. Ahern

Address	9777 Pyramid Ct. Englewood, CO 80112

The Lender

Signed for and on behalf of	Chris Hetterly
Managing Director
East West Bank